Exhibit 2.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (“Amendment”) is executed as of the date set forth below by and among TDP SUPERSTORES CORP., a Texas corporation (“Seller”) and CASH AMERICA PAWN L.P., a Delaware limited partnership (“Purchaser”).

WHEREAS, Purchaser and Seller executed that certain Asset Purchase Agreement dated June 20, 2013 (the “Agreement”), whereby Seller, subject to certain conditions precedent, agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, certain assets composing the Business (as defined in the Agreement);

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The first sentence of Section 13 of the Agreement is hereby deleted and replaced with the following:

Purchaser shall withhold $250,000.00 of the Purchase Price pursuant to the requirements of (i) Sections 31.08 and 31.081 (“Sections 31.08 and 31.081”) of the Texas Tax Code and (ii) Section 111.020 (“Section 111.020”) of the Texas Tax Code.

2. This Amendment may be executed and delivered by the parties hereto in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Any signature affixed to this Amendment by a party hereto may be delivered by such party to the other party via electronic or facsimile transmission, and any party’s signature affixed to this Amendment that is delivered to the other party via an electronic or facsimile transmission shall be treated as an original signature to this Amendment.

3. Capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Agreement.

4. Except as expressly described herein, the Agreement is hereby ratified and remains in full force and effect as written.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of July 25, 2013.

PURCHASER:			SELLER:

CASH AMERICA PAWN L.P., a Delaware limited partnership			TDP SUPERSTORES CORP., a Texas corporation
By:	Cash America Holding, Inc., a Delaware corporation, its general partner		By:	/s/ Todd C. Behringer
Todd C. Behringer, Chief Executive Officer

	By:	/s/ Thomas A. Bessant, Jr.
Thomas A. Bessant, Jr., Executive Vice President